Exhibit 99.1

PIVOTAL AND KLDISCOVERY ANNOUNCE

EXTENSION OF AGREEMENT TO NOVEMBER 6, 2019

New York, NY, October 31, 2019 –Pivotal Acquisition Corp (NYSE: PVT, PVT.U and PVT.W) (“Pivotal”) today announced that it has entered into an amendment to the previously announced definitive agreement with KLDiscovery (“KLD”) pursuant to which the outside date to consummate the proposed merger between the two parties was extended from October 31, 2019 to November 6, 2019.

Pivotal is in the process of analyzing multiple expressions of interest from several financial institutions that would be used to provide financing for both the transaction and the post-closing expansion goals of KLD. Pivotal and KLD mutually agreed to extend the outside date under the definitive agreement in order to allow the parties sufficient time to analyze such options in a deliberate manner and to ensure that the original deadline did not impede reaching an optimal agreement for Pivotal and KLD.

The parties intend to continue their discussions and remain focused on completing the proposed transaction as soon as possible, but there is no guarantee that an agreement will be reached.

Additional Information and Where to Find It

Pivotal has filed a Registration Statement on Form S-4, including a proxy statement/prospectus, with the Securities and Exchange Commission (“SEC”) to be used in connection with its meeting of stockholders to approve the proposed transaction with KLD. The proxy statement/prospectus will be mailed to stockholders as of a record date established for voting on the proposed business combination. INVESTORS AND SECURITY HOLDERS OF PIVOTAL ARE URGED TO READ THE PROXY STATEMENT, PROSPECTUS AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION. Investors and security holders will be able to obtain free copies of the proxy statement/prospectus and other documents containing important information about Pivotal and KLD once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Pivotal when and if available, can be obtained free of charge on Pivotal’s website at www.pivotalac.com or by directing a written request to Pivotal Acquisition Corp., c/o Graubard Miller, The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174.

Participants in the Solicitation

Pivotal and KLD and their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies of Pivotal’s stockholders in connection with the proposed transaction. Investors and security holders may obtain more detailed information regarding the names and interests in the proposed transaction of Pivotal’s directors and officers in Pivotal’s filings with the SEC, including Pivotal’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on April 1, 2019. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Pivotal’s stockholders in connection with the proposed business combination will be set forth in the proxy statement/prospectus.

No Offer or Solicitation

This communication shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About KLDiscovery

KLDiscovery provides technology-enabled services and software to help law firms, corporations, government agencies and consumers solve complex data challenges. The company, with offices in 40+ locations across 20 countries, is a global leader in delivering best-in-class eDiscovery, information governance and data recovery solutions to support the litigation, regulatory compliance, internal investigation and data recovery and management needs of our clients. Serving clients for over 30 years, KLDiscovery offers data collection and forensic investigation, early case assessment, electronic discovery and data processing, application software and data hosting for web-based document reviews, and managed document review services. In addition, through its global Ontrack Data Recovery business, KLDiscovery delivers world-class data recovery, email extraction and restoration, data destruction and tape management. KLDiscovery has been recognized as one of the fastest growing companies in North America by both Inc. Magazine (Inc. 5000) and Deloitte (Deloitte’s Technology Fast 500) and CEO Chris Weiler was recognized as a 2014 Ernst & Young Entrepreneur of the Year™. Additionally, KLDiscovery is a Relativity Certified Partner and maintains ISO/IEC 27001 Certified data centers around the world. For more information, please email info@kldiscovery.com or visit www.kldiscovery.com.

About Pivotal Acquisition Corp.

Pivotal Acquisition Corp. (NYSE: PVT), a public investment vehicle, is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities. Pivotal’s securities are quoted on the New York Stock Exchange under the ticker symbols PVT, PVT WS and PVT.U. For more information, visit www.pivotalac.com.

Forward Looking Statements

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding KLD’s future financial and business performance for the full-year 2019, attractiveness of KLD’s product offerings and platform and the value proposition of KLD’s products, are forward-looking statements. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Pivotal’s or KLD’s management’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the inability to complete the transactions contemplated by the proposed business combination; the inability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, the amount of cash available following any redemptions by Pivotal stockholders; the ability to meet the NYSE’s listing standards following the consummation of the transactions contemplated by the proposed business combination; costs related to the proposed business combination; KLD’s ability to execute on its plans to develop and market new products and the timing of these development programs; KLD’s estimates of the size of the markets for its solutions; the rate and degree of market acceptance of KLD’s solutions; the success of other competing technologies that may become available; KLD’s ability to identify and integrate acquisitions; the performance and security of KLD’s services; potential litigation involving Pivotal or KLD; and general economic and market conditions impacting demand for KLD’s services. Other factors include the possibility that the proposed transaction does not close, including due to the failure to receive required security holder approvals, the failure of other closing conditions, as well as other risks and uncertainties set forth in the “Risk Factors” section of Pivotal’s Registration Statement on Form S-4 and any subsequent reports that Pivotal files with the SEC. Neither Pivotal nor KLD undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.